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                                                                      Exhibit 23






                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-24958 and 33-49817) pertaining to the McDonald's Corporation Profit Sharing Program of our report dated May 10, 2002, with respect to the financial statements of the McDonald's Corporation Profit Sharing Program included in this Annual Report (Form 11-K) of McDonald's Corporation for the year ended December 31, 2001.

                                                         /s/ Ernst & Young LLP

Chicago, Illinois
June 25, 2002